SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]     Filed  by  the  Registrant
[  ]     Filed  by  a  party  other  than  the  Registrant

Check  the  appropriate  box:

[  ]     Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
14a-6(e)(2))
[X]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12

                          DALRADA FINANCIAL CORPORATION
                          -----------------------------

                                    Formerly
                        Imaging Technologies Corporation

                (Name of Registrant as Specified in Its Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

[X]     No  fee  required

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.     Title  of  each  class  of  securities  to  which  transaction  applies:
2.     Aggregate  number  of  securities  to  which  transaction  applies:
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.     Proposed  maximum  aggregate  value  of  transaction:
5.     Total  fee  paid:
6.
[  ]     Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount  Previously  Paid:
2.     Form,  Schedule  or  Registration  Statement  No.:
3.     Filing  Party:
4.     Date  Filed:

                          DALRADA FINANCIAL CORPORATION
           9449 Balboa Avenue  Suite 211  San Diego, California 92123
                 Telephone: (858) 277-5300  Fax: (858) 277-3446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 14, 2004

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of DALRADA FINANCIAL CORPORATION, formerly Imaging Technologies Corporation, a Delaware corporation (the "Company"), will be held at 9449 Balboa Avenue, Suite 211, San Diego, California 92123, at 10 a.m., local time, to consider and act upon the following:

1. The election of five persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2. To approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of the Common Stock, authorized to be issued from 500,000,000 shares to 1,000,000,000 shares;

3. To ratify the appointment of Pohl, McNabola, Berg and Company, LLP, as the Company's independent auditors for the fiscal year ending June 30, 2004; and

4. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     A Proxy Statement, form of Proxy and the Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2003 are enclosed herewith. Only holders of record of Common Stock at the close of business on March 31, 2004 are entitled to receive notice of and to attend the Meeting and any adjournment(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the executive offices of the Company. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Meeting. If you attend the Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Meeting will be counted. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of the Company, and to mail it promptly in the enclosed envelope.

     In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned by a vote of the majority of the votes cast by the stockholders entitled to vote thereon. Whether or not you expect to attend the Meeting, to assure that a quorum is present at the Meeting or an adjournment thereof, and there are sufficient votes to vote on all of the foregoing proposals, please sign, date and return promptly your Proxy (even after May 14, 2004, the original Meeting date) in the stamp-addressed envelope provided.

By  Order  of  the  Board  of  Directors

Brian  Bonar
Chief  Executive  Officer
Dated:  April  15,  2004

                                    IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

                          DALRADA FINANCIAL CORPORATION
           9449 Balboa Avenue  Suite 211  San Diego, California 92123

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2004

     This  Proxy  Statement  is furnished in connection with the solicitation of proxies  by  the  board  of  directors  (the  "Board")  of  Dalrada  Financial
                                               -----
Corporation, formerly Imaging Technologies Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the
       -------
Company (the "Meeting") which will be held at 9449 Balboa Avenue, Suite 211, San
              -------
Diego, California 92123 on May 14, 2004 at 10 a.m., local time, and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 9449 Balboa Avenue, Suite 211, San Diego, California 92123. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 15, 2004.

                                VOTING SECURITIES

VOTING

     The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. On March 31, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, 482,277,766 shares of the Company's common stock, par value $.005 (the "Common Stock") and 420.5 shares of 5% Convertible Preferred Stock, par value $1,000 per share (the "5% Convertible Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock and no vote for each share of 5% Convertible Stock held by such stockholder on March 31, 2004.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding voting shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. A vote of the holders of a majority of the number of outstanding shares of Common Stock, present, in person or represented by proxy at the Meeting and entitled to vote at the Meeting, will be required for the approval of each of the amendments to the Company's certificate of incorporation (the "Certificate of Incorporation"), the election of directors, approval of the stock option and stock purchase plans, and election of the Company's accountants.

     Although the Company is a Delaware corporation, under Section 2115 of the California Corporations Code, certain provisions of the California Corporation Code apply to the Company because of the residence of the Company's stockholders and the extent of its business operations and assets in California. The provisions pertaining to certain requirements of cumulative voting apply to the Company.

     Stockholders  have  cumulative  voting  rights  when  voting for directors.
Accordingly, any stockholder may multiply the number of votes he or she is entitled to vote by the number of directors to be elected and allocate votes among the candidates in any manner. However, no voting stockholder may cumulative votes unless the name(s) of the director candidate or candidates have been placed in nomination prior to the voting and the stockholder, prior to the voting, has given notice at the Meeting of its intention to cumulate its shares. If any one stockholder has given a notice of its intention to cumulate votes then all stockholders may cumulate their votes for director candidates in nomination. Stockholders may exercise such cumulative voting rights, either in person or by proxy after providing the proper notice. The five director nominees receiving the highest number of votes will be elected.

     The Board intends to vote proxies equally for the five nominees unless otherwise instructed on the Proxy Card. If you do not wish your votes to be voted for particular nominees, please identify the exceptions in the designated place on the Proxy Card. If at the time of the Meeting one or more of the nominees have become unavailable to serve, votes represented by Proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board. Directors elected at the Meeting will hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified.

     All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes except in regard to the election of directors. Broker non-votes will not be counted towards the tabulations of votes cast on proposals presented to the stockholders.
PROXIES

     If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be equally voted FOR the election of the five directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposals 1, 2, and 3, described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Meeting by filing with the Secretary of the Company at the Company's principal executive offices at 9449 Balboa Avenue, Suite 211, San Diego, California 92123, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the form of Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition to the solicitation of Proxies by mail, Proxies may be solicited without extra compensation paid by the Company by directors, officers and employees of the Company by telephone, facsimile, telegraph or personal interview.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting of Stockholders must be received by the Company at its executive offices not later than a reasonable time before the Company begins to print and mail its proxy materials in order that such proposals may be included in the Proxy Statement and form of Proxy relating to such meeting.

                     MATTERS TO BE CONSIDERED AT THE MEETING

                                   PROPOSAL 1
                              ELECTION OF THE BOARD

Nominees  For  Election  as  Directors
--------------------------------------

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Management has selected five nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. The proxies received by the Proxy holders cannot be voted for more than five directors, and, unless otherwise instructed, the Proxy holders will vote such proxies for the nominees named below. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Meeting will be elected directors of the Company.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. The Board is not aware of any circumstances that would render any nominee unavailable for election.

     The following table sets forth certain information regarding the nominees for election as directors.


Name . . . . . . .  Age  Since  Director Title
------------------  ---  -----  ----------------------
Brian Bonar. . . .   56   1995  Chairman and CEO
Richard H. Green .   67   2000  Director
Robert A. Dietrich   58   2000  Director
Eric W. Gaer . . .   55   2000  Secretary and Director
Stephen J. Fryer .   65   2000  Director

     Brian Bonar has served as a director of the Company since August 1995 and became the Company's Chairman of the Board in December 1999. From August 1992 through April 1994, Mr. Bonar served as the Company's Director of Technology Sales and from April 1994 through September 1994 as the Company's Vice
President, Sales and Marketing. In September 1994, Mr. Bonar became the Company's Executive Vice President and, in July 1997, was appointed as the Company's President and Chief Operating Officer. In April 1998 Mr. Bonar assumed the post of CEO. From 1991 to 1992, Mr. Bonar was Vice President of Worldwide Sales and Marketing for Bezier Systems, Inc., a San Jose, California-based manufacturer and marketer of laser printers. From 1990 to 1991, he was Worldwide Sales Manager for Adaptec, Inc., a San Jose-based laser printer controller developer. From 1988 to 1990, Mr. Bonar was Vice President of Sales and Marketing for Rastek Corporation, a laser printer controller developed located in Huntsville, Alabama. From 1984 to 1988, Mr. Bonar was employed as Executive Director of Engineering at QMS, Inc., an Alabama-based developer and manufacturer of high-performance color and monochrome printing solutions. Prior to these positions, Mr. Bonar was employed by IBM, U.K. Ltd. for approximately 17 years. He also serves as Chairman of the Board of the Company's Quik Pix, Inc. (OTC-QPIX), subsidiary.

     Dr. Richard H. Green has served as a director since September 2000 and serves on its Audit and Compensation Committees. He is currently the President of International Power & Environmental Company (IPEC), a consulting company located in San Diego, California. From 1993 through 1995, he served as Deputy Secretary of the State of California Environmental Protection Agency (Cal/EPA). From 1988 through 1993 Dr. Green served as Manager of Program Engineering and Review Office in the Office of Technology and Applications at the Jet Propulsion Laboratory (JPL) in Pasadena, California, where he had held various management positions, including the Office of Planning, since 1967. In 1970, Dr. Green was Principal Investigator for NASA's Apollo-12 Mission to the moon. From 1965 through 1967, he served as Senior Engineer for The Boeing Company, Space Division. From 1983 through 1985, he held the Corwin D. Denny Chair as
Professor of Energy and Director of the Energy Institute at the University of LaVerne, and from 1961 through 1964 served as Assistant Professor of Civil Engineering (Environmental Sciences) at Washington State University. Dr. Green was a member of the Governing Board of Pasadena City College for 29 years and a member of the board of the California Community College Trustees for 10 years. He completed his bachelor's degree at Whitman College in 1958, his Master of Science at Washington State University in 1961, and his Ph.D. at Washington State University, under a United States Public Health Services Career Development Award, in 1965.

     Robert A. Dietrich has served as a director of the Company since January 2000 and currently serves on the Audit Committee of the Board. He is also a Director of Greenland Corporation, a subsidiary of the Company. For a period of time during 2002 he served as Chief Accounting Officer and President of the Company's SourceOne Group, Inc. subsidiary. He is currently a Director, Founder and Chief Financial Officer of Modofood USA, Inc., a privately held food technology enterprise. In 1998 he helped found Cyber Air Communications, Inc. and served as a Director and President until 2002. Mr. Dietrich has been performing investment banking and consulting services for clients since 1990. Previously, he has served as CEO, COO or CFO of privately held middle market companies. He is an accounting graduate from Notre Dame and possesses an MBA from the University.of Detroit. He possesses a CPA certificate from Illinois.

     Eric W. Gaer has served as a director since March 2000 and serves as Secretary. He also is a member of the company's Compensation Committee. Since 1998, Mr. Gaer has been the President and CEO of Arroyo Development Corporation, a privately-held, San Diego-based management consulting company. From 1996 to 1998, he was Chairman, President and CEO of Greenland Corporation. In 1995, he was CEO of Ariel Systems, Inc., a privately-held engineering development company in Vista, California. Over the past 30 years, Mr. Gaer has served in executive management positions at a variety of high-technology companies, including ITEC, Daybreak Technologies, Inc., Venture Software, Inc., and Merisel, Inc. In 1970, he received a Bachelor of Arts degree in mass communications from California State University, Northridge. In 2003, he received his Ph.D. in Business ManagementHe also serves as Secretary for the Company's Quik Pix subsidiary.

     Stephen J. Fryer has served as a director of the Company since March 2000 and is a member of its Audit Committee. He is the principal of Fryer & Associates, a Southern California based investment banking and consulting firm, which is affiliated with Grant Bettingen, Inc, and Irvine, California-based broker dealer. From 1996 to 2001, He was Chairman and CEO of Pen Interconnect, Inc., an Irvine based public company specialized in electronic circuit board assembly and contract manufacturing. From 1989 to 1996 Mr. Fryer was a principal of Ventana International, Ltd., an Irvine, California-based venture capital and private investment banking firm. He is a graduate of the University of Southern California with a Bachelor's degree in Mechanical Engineering and a minor in Economics. He spent over 28 years in the computer business in the USA as well as Asia and Europe. He was the founder, Chairman and CEO of World Comnet, Inc. (a public company), and is presently, Chairman of Thermal Energy Development Group, and a director of The Amanda Company, Inc., Quik Pix, Inc. and Rhino Enterprise Group, all public companies.

The  Board  and  Its  Committees
--------------------------------

     The Board has met and discussed the governance practices followed by the Company in order to assure that the Board will have the necessary authority to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. These discussions are intended to align the interests of directors and management with those of the Company's shareholders. The nature of these discussions deal with the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Board is mindful of the changes in the rules of the Securities and Exchange Commission and the implementation of the Sorbanes-Oxley Act of 2002. The Board has two committees: an Audit Committee and a Compensation
Committee. The entire Board acts in relation to corporate governance and nominating.

     The Board of Directors met eight times during the fiscal year ended June 30, 2003. All directors attended at least 90% of the Board meetings and meetings of the committees on which they serviced during the fiscal year ended June 30, 2003.

     The  Company's audit committee (the "Audit Committee"), composed of Messrs.
                                          ---------------
Richard Green, Robert Dietrich and Stephen Fryer, met once during the fiscal year ended June 30, 2003, to review the Company's financial statements and to meet with the Company's independent auditors.

     The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee's role includes discussing with management the Company's processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management, the internal auditors, and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee.

     The Company's compensation committee (the "Compensation Committee"), composed of Mssrs. Eric Gaer, Stephen Fryer and Richard Green, met once during the fiscal year ended June 30, 2003, to review executive compensation and the status of the Company's employee stock option plans. The primary responsibilities of the Compensation Committee are to (1) review and recommend to the Board the compensation of the Chief Executive Officer and other officers of the Company, (2) review executive bonus plan allocations, (3) oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, (4) oversee the Company's administration of its equity-based compensation and other benefit plans, and (5) approve grants of stock options and stock awards to officers and employees of the Company under its stock plan. The Compensation Committee's role includes producing the report on executive compensation required by SEC rules and regulations.

     The entire Board acts in relation to corporate governance and nominating, with responsibilities including (1) determine the slate of director nominees for election to the Company's Board of Directors, (2) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and
(3) review, evaluate, and recommend changes to the Company's corporate governance, including periodic review of the compensation paid to non-employee directors. The Board also meets to annual review the Chief Executive Officer's performance. The Board of Directors will consider shareholder recommendations for candidates to the Board. The name of any recommended candidate for director, including the candidate's willingness to serve, if elected, should be sent to the attention of the Secretary of the Company.

     None of the members of the committees above was an officer or employee of the Company at any time during the fiscal year ended June 30, 2003, or at any other time with the exception of Eric Gaer, who was employed by the company in the 1980's.

     No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.

Director  and  Committee  Compensation
--------------------------------------

     Directors who are not employees of the Company or one of its subsidiaries receive fees of $500 per meeting attended.

               THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                   THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                   PROPOSAL 2
                    APPROVAL OF AN AMENDMENT OF THE COMPANY'S
                    CERTIFICATE OF INCORPORATION TO INCREASE
                           THE AUTHORIZED COMMON STOCK

General
-------

     On September 3, 2003, the Board unanimously adopted a resolution proposing, declaring advisable and recommending a proposal to amend the Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares. The Board determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting. The additional 500,000,000 shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights except for those as may be required under California law. The holders of Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Reference is made to the proposed amendment to Article Fourth of the Certificate of Incorporation which is attached hereto as Exhibit A to this Proxy Statement.

     The Certificate of Incorporation, as amended to date, authorizes the Company to issue 500,000,000 shares of Common Stock, $.005 par value per share, of which 482,277,766 shares were issued and outstanding as of March 31, 2004, and 100,000 shares of the Company's preferred stock, par value $1,000.00 per share (the "Preferred Stock"), of which 420.5 shares of 5% Convertible Stock were outstanding on such date. In addition to the 482,277,766 shares of Common Stock outstanding as of March 31, 2004, 16,887,976 shares of Common Stock are reserved for possible future issuances as follows:

- options to purchase 7,539,661 shares at exercise prices between $.20 and $0.56 per share;

- warrants to purchase 9,336,300 shares at exercise prices between $0.01 and $11.40 per share; and

- 12,015 shares issuable upon conversion of 420.5 shares of 5% Convertible Stock currently outstanding. The Company expects the remaining shares of 5% Convertible Stock outstanding to be cancelled and replaced by cash or equity, or a combination of both. The 5% Convertible Stock is convertible into Common
Stock  at  the  discretion  of  the  holders.

Purposes  and  Certain  Possible  Effects of Increasing the Number of Authorized
--------------------------------------------------------------------------------
Shares  of  Common  Stock
-------------------------

     The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, and has issued securities to management, non-management employees and consultants. The Company expects to continue to make substantial expenditures for development and marketing of products and services. The Company continues to actively explore and negotiate additional financing that it requires. The Company may also seek acquisitions of other companies, products and assets. These activities are likely to require the Company to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock. The Company has, at times in the past, sold shares or securities instruments exercisable or convertible into shares at below the market price of its Common Stock at the date of issuance and may be required to do so in the future in order to raise financing.

     The Board acknowledges that the increase in the number of authorized shares of Common Stock at this time will provide the Company with the ability to issue the shares of Common Stock it is currently obligated to issue pursuant to the exercise and conversion of outstanding convertible securities, and also provide it with the flexibility of having an adequate number of authorized but unissued shares of Common Stock available for future financing requirements, including acquisitions and other corporate purposes (including issuances pursuant to the 2001 Stock Option Plan and 2001 Stock Purchase Plan) without the expense or delay attendant in seeking stockholder approval at any special or other annual meeting. The proposed amendment would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

     Although it is not the purpose of the proposed amendment and the Board is not aware of any pending or proposed effort to acquire control of the Company, the authorized but unissued shares of Common Stock also could be used by the Board to discourage, delay or make more difficult a change in control of the Company.

     This proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that further issuances of Common Stock will reduce each existing stockholder's proportionate ownership. In the event that stockholder approval of this proposed amendment of the Certificate of Incorporation to increase the authorized Common Stock is not obtained, the Company will be unable to satisfy its exercise and conversion obligations under the terms of certain of its outstanding convertible securities and holders of such convertible securities may commence legal proceedings against us.

     The increase in authorized shares at this time is to ensure that there is an adequate number of shares available for our convertible note holders to exercise conversions. If the current note holders were to convert the total value of their notes at one time, such a conversion could result in as much as 301,320,755 shares being issued at current market prices. The cycle of continuously converting debt and selling the common stock received may have the consequence of limiting the ability of the market to increase the market price of our stock or to prevent a possible decrease in the market price of our Common Stock.

     The failure to increase the number of authorized shares would result in our inability to fulfill our contractual commitment to the convertible note holders to increase our number of authorized shares, which would trigger the default clause contained in the notes. The default clause requires a cash payment which we would not be able to meet. Contractually, we would be obligated to pay the note holders a default payment amounting to the then outstanding principal amount of the notes plus accrued and unpaid interest on the unpaid principal amount of the debentures. In addition, we may be subject to liquidated damages as a result of our inability to honor a note holder's conversion request. Our inability to meet our contractual obligations to the note holders would most likely result in some sort of legal action from the note holders.

Summary  of  Convertible  Notes
-------------------------------

     On December 12, 2000, the Company entered into a Convertible Note Purchase Agreement with Amro International, S.A., Balmore Funds, S.A. and Celeste Trust Reg. Pursuant to this agreement, the Company sold to each of the purchasers convertible promissory notes in the aggregate principal amount of $850,000 bearing interest at the rate of eight percent (8%) per annum, due December 12, 2003, each convertible into shares of the Company's common stock. Interest shall be payable, at the option of the purchasers, in cash or shares of common stock. At any time after the issuance of the notes, each note is convertible into such number of shares of common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note as of the date of conversion by (b) the lesser of (x) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days prior to December 12, 2000 and (y) an amount equal to seventy percent (70%) of the average closing bid prices for the three (3) trading days having the lowest closing bid prices during the thirty (30) trading days prior to the conversion date. The Company has recognized interest expense of $364,000 relating to the beneficial conversion feature of the above notes. Additionally, the Company issued a warrant to each of the purchasers to purchase 502,008 shares of the Company's common stock at an exercise price equal to $1.50 per share. The purchasers may exercise the warrants through December 12, 2005. During fiscal 2003, 2002 and 2001, notes payable of $0, $0 and $675,000, respectively, was converted into the Company's common stock.

     On July 26, 2001, the Company entered into a convertible note purchase agreement with certain investors whereby the Company sold to the investors a convertible debenture in the aggregate principal amount of $1,000,000 bearing interest at the rate of eight percent (8%) per annum, due July 26, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $1.30 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 769,231 shares of the Company's common stock at an exercise price equal to $1.30 per share. The investor may exercise the warrant through July 26, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $492,000 and $508,000, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $492,000, respectively.

     On September 21, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $300,000 bearing interest at the rate of eight percent (8%) per annum, due September 21, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 565,410 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through September 21, 2006. In December 2001, $70,000 of this note was converted into 209,039 shares of common stock. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $106,000 and $194,000, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $106,000, respectively.

     On November 7, 2001, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $200,000 bearing interest at the rate of eight percent (8%) per annum, due November 7, 2004, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.532 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 413,534 shares of the Company's common stock at an exercise price equal to $0.76 per share. The investor may exercise the warrant through November 7, 2006. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $92,000 and $108,000, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $92,000, respectively.

     On January 22, 2002, the Company entered into a convertible note purchase agreement with an investor whereby the Company sold to the investor a convertible promissory note in the aggregate principal amount of $500,000 bearing interest at the rate of eight percent (8%) per annum, due January 22, 2003, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.332 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. Additionally, the Company issued a warrant to the investor to purchase 3,313,253 shares of the Company's common stock at an exercise price equal to $0.332 per share. The investor may exercise the warrant through January 22, 2009. In accordance with EITF 00-27, the Company first determined the value of the note and the fair value of the detachable warrants issued in connection with this convertible debenture. The proportionate value of the note and the warrants is $101,000 and $399,000, respectively. The value of the note was then allocated between the note and the preferential conversion feature, which amounted to $0 and $101,000, respectively.

     On August 5, 2002, the Company entered into a convertible note purchase agreement with an investor in the aggregate principal amount of $100,000 bearing interest at the rate of eight percent (8%) per annum, due August 5, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.03 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $57,000 and $43,000, respectively.

     On January 31, 2003, the Company entered into a convertible note purchase agreement with an investor whereby the Company converted a previous advance from the investor into a convertible promissory note in the aggregate principal amount of $150,000 bearing interest at the rate of eight percent (8%) per annum, due January 31, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $86,000 and $64,000, respectively.

     On April 1, 2003, the Company entered into a convertible note purchase agreements with three investors whereby the Company converted a previous advances from the investors into a convertible promissory notes in the aggregate principal amount of $390,000 bearing interest at the rate of eight percent (8%) per annum, due April 1, 2005, convertible into shares of the Company's common stock. Interest is payable, at the option of the investor, in cash or shares of the Company's common stock. The note is convertible into such number of shares of the Company's common stock as is determined by dividing (a) that portion of the outstanding principal balance of the note by (b) the conversion price. The conversion price equals the lesser of (x) $0.0226 and (y) 70% of the average of the 3 lowest closing bid prices during the 30 trading days prior to the conversion date. In accordance with EITF 00-27, the value of the note was allocated between the note and the preferential conversion feature, which amounted to $223,000 and $167,000, respectively.

     Below is a roll-forward schedule of the convertible debentures at June 30, 2003:


(In thousands)
---------------------------------------------------------
Balance at June 30, 2002. . . . . . . . . . . . . . . . .  $       803
---------------------------------------------------------  ------------

Issuance of convertible debentures during the year. . . .          640
Converted into common stock . . . . . . . . . . . . . . .         (164)
Value of preferential conversion feature. . . . . . . . .         (274)
Amortization of value of warrants . . . . . . . . . . . .          477
Amortization of value of preferential conversion feature.          375
                                                           ------------
Balance at June 30, 2003. . . . . . . . . . . . . . . . .  $     1,857
---------------------------------------------------------  ============

     An  additional  $260,000  has  been  converted subsequent to June 30, 2003.

     The weighted average interest rate on notes payable outstanding at June 30, 2003 and 2002, was 8.7% and 9.7% respectively.

                              STOCKHOLDER APPROVAL

     In accordance with the Delaware General Corporation Law and the Certificate of Incorporation, the affirmative vote of a majority of the shares represented and voting at the Meeting is required to adopt this proposed amendment.

THE  BOARD  RECOMMENDS  THAT  THE  STOCKHOLDERS  VOTE  FOR  THIS  PROPOSAL.

                                   PROPOSAL 3
                      RATIFICATION OF INDEPENDENT AUDITORS

     The accounting firm of Pohl, McNabola, Berg and Company, LLP Boros served as the Company's independent public auditors during the fiscal year ended June 30, 2003. A representative of Pohl, McNabola, Berg and Company, LLP is expected to be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the common stock present and entitled to vote at the meeting should not approve the selection of Boros Pohl, McNabola, Berg and Company, LLP, the Board shall reconsider the proposal.

       THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.


                                  OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                             OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of Common Stock as of March 31, 2004, by (i) all persons who are beneficial owners of five percent (5%) or more of the Common Stock, (ii) each director and nominee for director, (iii) the applicable executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

NAME . . . . . . . . . . .  NO. SHARES  PERCENT OF CLASS (1)
--------------------------  ----------  --------------------

Brian Bonar (2). . . . . .  12,007,500                 2.49%
Robert A. Dietrich (3) . .   6,762,500                 1.40%
Stephen J. Fryer . . . . .   2,578,250                 0.53%
Eric W. Gaer (4) . . . . .   7,561,000                 1.57%
Richard Green (4). . . . .   5,094,500                 1.06%
All current directors and
executive officers
(group of 5) (5) . . . . .  34,003,750                 7.05%

     (1) Percentage of ownership is based on 482,277,766 shares of Common Stock outstanding on March 31, 2004. Shares of Common Stock subject to stock options, warrants and convertible securities, which are currently exercisable or convertible or will become exercisable or convertible within 60 days after Includes 14,250,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2004. are deemed outstanding for computing the percentage of the person or group holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person or group.

     (2) Includes 5,000,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2004.

     (3) Includes 4,250,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2004.

     (4) Includes 2,500,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(5) Includes 14,250,000 shares issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days after March 31, 2004.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of March 31, 2004, are as follows:


Name. . . .  Age  Position
-----------  ---  --------------------------------------------------------------

Brian Bonar   56  Chairman of the Board of Directors and Chief Executive Officer

     Brian Bonar has been nominated to serve as a director of the Company. See "Proposal 1 - Election of the Board" for a discussion of Mr. Bonar's business experience.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning the cash compensation and certain other compensation paid, awarded, or accrued, by the Company to the Company's Chief Executive Officer and the two most highly compensated executive officers who were serving at the end of the fiscal year ended June 30, 2003 and two former executive officers who served the Company and its subsidiaries for the fiscal years ended June 30, 2001, 2002 and 2003. The listed individuals shall be hereinafter referred to as the "Named Officers."

SUMMARY COMPENSATION TABLE
                                    LONG TERM
                                    ANNUAL     COMPENSATION   COMPENSATION AWARDS
                                    ---------  -------------  --------------------

                                    FISCAL     OTHER ANNUAL   OPTIONS/
NAME AND PRINCIPAL POSITION. . . .  YEAR       SALARY         BONUS                 COMPENSATION   SARS (#)     OTHER COMP
                                    ---------  -------------

Brian Bonar. . . . . . . . . . . .       2003  $     275,000  $                 --  $      76,814   15,000,000  $        --
Chairman, Board of Directors,. . .       2002  $     230,000                    --             --    1,750,000           --
President and C.E.O. . . . . . . .       2001        243,333                    --             --       31,250           --

Christopher W. McKee (1)                 2002  $      17,625  $                 --  $          --           --  $        --
Senior Vice President. . . . . . .       2001        175,000                    --             --       20,763           --

Philip J. Englund (2)                    2002  $     135,000  $                 --  $          --           --  $        --
Senior Vice President, General . .       2001        165,000                    --             --       18,000           --
Counsel and Secretary

James R. Downey, Jr.                     2003  $      79,000  $                 --  $          --    5,500,000  $        --
Chief Operating Officer and Chief
Accounting Officer

(1)  Mr.  McKee  resigned  effective  August  3,  2001
(2)  Mr.  Englund  resigned  effective  August  23,  2002.
(3) Mr. Downey joined the Company effective January 6, 2003. He resigned effective December 31, 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information on Options/SARs granted in the fiscal year ended June 30, 2003 to the Named Officers.


                          NUMBER OF      PERCENT OF     POTENTIAL REALIZABLE
                          SECURITIES     TOTAL          VALUE AT ASSUMED
                          UNDERLYING     OPTIONS/SARS   ANNUAL RATES OF
                          OPTIONS/SARS   GRANTED TO     EXERCISE OR             STOCK PRICE
                          GRANTED (#)    EMPLOYEES IN   BASE PRICE              EXPIRATION   APPRECIATION FOR
NAME . . . . . . . . . .            (4)  FISCAL YEAR                 ($/SHARE)  DATE         OPTION TERM (5)
------------------------  -------------                                                      ------------------
                                 5% ($)        10% ($)
                          -------------
Brian Bonar. . . . . . .    15,000,000              73  $                 0.01       2/1/12  $          675,000  $1,350,000
Christopher W. McKee (1)           ---             ---                     ---          ---                 ---         ---
Philip J. Englund (2). .       300,000              10                    0.40     11/15/03               6,000      12,000
James R. Downey, Jr. (3)     5,500,000              24                    0,01       2/1/12             247,500     495,000

(1)  Mr.  McKee  resigned  effective  August  3,  2001
(2)  Mr.  Englund  resigned  effective  August  23,  2002.
(3)  Mr.  Downey  resigned  effective  December  31,  2003
(4) Warrants/options become exercisable monthly over a 3-year period from date of grant. Adjusted for 1-for-20 reverse  stock  split  at  August  9,  2002.
(5) Calculated based on the closing price of the Company's common stock on October 15, 2003 ($0.03).

     AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

The following table provides information on option exercises in the fiscal year ended June 30, 2003 by the Named Officers and the value of such Named Officers' unexercised options at June 30, 2003. Warrants to purchase Common Stock are included as options. No stock appreciation rights were exercised by the Named Officers during the fiscal year ended June 30, 2003, and no stock appreciation rights were held by them at the end of the fiscal year ended June 30, 2003.


                          SHARES
                          ACQUIRED      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          ON            UNDERLYING UNEXERCISED    IN-THE-MONEY
                          EXERCISE      VALUE                     OPTIONS/SARS AT FY-END      OPTIONS/SAR
NAME . . . . . . . . . .           (#)  REALIZED ($)                                  (#)     AT FISCAL YEAR END ($) (4)
------------------------  ------------

                                                                  EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                          ------------
Brian Bonar                 4,000,000   $      40,000              19,007,500             ---     $190,075             ---
Christopher W. McKee (1)          ---             ---                     ---             ---          ---             ---
Philip J. Englund (2)             ---             ---                     ---             ---          ---             ---
James R. Downey, Jr. (3)          ---             ---               5,500,000             ---     $ 55,000             ---

(1)  Mr.  McKee  resigned  effective  August  3,  2001
(2)  Mr.  Englund  resigned  effective  August  23,  2002.
(3)  Mr.  Downey  joined  the  Company  on  January  6,  2003
(4) At the 2003 Fiscal Year end, the closing price of the Common Stock on that date as quoted by the
       NASD Electronic Bulletin Board was $0.01. Share amounts have been adjusted for the 1-for-20 reverse split at
       August  9,  2002

                          BOARD AND COMMITTEE MEETINGS

     The Board held nine (9) meetings during the fiscal year ended June 30, 2003.

     The  Company's audit committee (the "Audit Committee"), composed of Messrs.
                                          ---------------
Green and Fryer, met two (2) times during the fiscal year ended June 30, 2004, to review the Company's financial statements and other matters, and to meet with the Company's independent auditors.

     The  Company's  compensation  committee  (the  "Compensation  Committee"),
                                                     -----------------------
composed of Mssrs. Gaer. Dietrich, and Green, met two (2) times during the fiscal year ended June 30, 2003, to review executive compensation and the status of the Company's employee stock option plans.

     None of these individuals was an officer or employee of the Company at any time during the fiscal year ended June 30, 2003.

     No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation Committee.

DIRECTOR  AND  COMMITTEE  COMPENSATION

     Directors who are not employees of the Company or one of its subsidiaries receive fees of $500 per meeting.

                              CERTAIN TRANSACTIONS

     During the year ended June 30, 2003, the Company accrued consulting expenses of $110,000 due Arroyo Development Corporation, owned by Mr. Eric Gaer, a member of the Board of Directors. There was no officer or director indebtedness to the Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board, the executive officers of the Company and persons who hold more than 10 percent (10%) of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports, which the Company received from such persons for their transactions in the fiscal year ended June 30, 2003 relating to the Common Stock and their Common Stock holdings, the Company, to the best of the Company's knowledge, believes that certain of the reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than 10% beneficial owners.

                           ANNUAL REPORT ON FORM 10-K

     The Company filed an Annual Report on Form 10-K with the SEC on or about November 12, 2003. A copy of the Form 10-K for the fiscal year ended June 30, 2003, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

     Stockholders may obtain an additional copy of this report, without charge, by writing to Eric W. Gaer, Secretary of the Company, at the Company's principal executive offices located at 9449 Balboa Avenue, Suite 211, San Diego, California 92123.

                                    Exhibit A

           Proposed Form of Amendment to Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DALRADA FINANCIAL CORPORATION


It  is  hereby  certified  that:

     1. The name of the corporation (hereinafter called the "Corporation") is Dalrada Financial Corporation.

     2. The Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby further amended by deleting the current first paragraph of the Fourth Article and replacing it with the following:

     "FOURTH:  The  aggregate  number  of  shares of stock which the Corporation
      ------
shall have authority to issue is 1,000,100,000 shares divided into two classes; 1,000,000,000 shares of which shall be designated as Common Stock, $.005 par value per share, and 100,000 shares of which shall be designated as Preferred Stock, with $0.01 par value per share. There shall be no preemptive rights with respect to any shares of capital stock of the Corporation."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated:  September  3,  2003

     By:_________________________
        Brian  Bonar,  President

ATTEST:

     By:_________________________
        Eric  W.  Gaer,  Secretary